Post-Qualification Offering Circular Amendment No. 16

File No. 024-10496

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Five Series of Limited Recourse Obligations

Totaling $477,530

Dated: April 20, 2016

This Post-Qualification Offering Circular Amendment No. 16 (this “Offering Circular Amendment No. 16”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 16 relates to the offer and sale (the “Offering”) of up to an additional $477,530 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of five separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Road, Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the five series of LROs covered by this Offering Circular Amendment No. 16.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 16 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 16 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 16 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$42,000	N/A	$42,000	N/A
Total Maximum	$477,530	N/A	$477,530	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 16.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 16, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 16 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof and (ii) contained in Post-Qualification Amendment No. 11, including the Financial Statements beginning on page F-1. Note that any statement that we make in this Offering Circular Amendment No. 16 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 3321 East Audubon Road, Montgomery, AL 36106
Developer (borrowing entity): HomeSmart Real Estate Services
Aggregate Purchase Amount of the LRO: $99,330	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 3321 East Audubon Road, Montgomery, AL 36106	• Loan Principal: $99,330 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 15235 Oak Street, Dolton, IL 60419
Developer (borrowing entity): Asher Investments LLC
Aggregate Purchase Amount of the LRO: $68,200	Expected Return Rate of the LRO: 13% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 15235 Oak Street, Dolton, IL 60419	• Loan Principal: $68,200 • Interest Rate: 13% and Grade: C • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

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Series of LRO/Project Name: 819 McKinley Avenue, Mundelein, IL 60060
Developer (borrowing entity): La Unica Capital Investments LLC
Aggregate Purchase Amount of the LRO: $180,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 819 McKinley Avenue, Mundelein, IL 60060	• Loan Principal: $180,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 8325 Dalesford Road, Parkville, MD 21234
Developer (borrowing entity): Deapexx, LLC
Aggregate Purchase Amount of the LRO: $88,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 8325 Dalesford Road, Parkville, MD 21234	• Loan Principal: $88,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2970 Hoskins Road, Memphis, TN 38114
Developer (borrowing entity): Dwayne A. Jones Construction Company
Aggregate Purchase Amount of the LRO: $42,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2970 Hoskins Road, Memphis, TN 38114	• Loan Principal: $42,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $477,530 and the number of series of LROs covered by the Offering shall be deemed to refer to the five separate series of LROs covered by this Offering Circular Amendment No. 16, corresponding to the same number of Projects for which we intend to extend Loans.

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Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional five Projects covered by this Offering Circular Amendment No. 16 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
3321 East Audubon Road, Montgomery, AL 36106	$99,330
15235 Oak Street, Dolton, IL 60419	68,200
819 McKinley Avenue, Mundelein, IL 60060	180,000
8325 Dalesford Road, Parkville, MD 21234	88,000
2970 Hoskins Road, Memphis, TN 38114	42,000
Total	$477,530

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-64.

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PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 16

PROJECT SUMMARY | 3321 EAST AUDUBON ROAD, MONTGOMERY, AL 36106 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 9 months 71.0% $99,330 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $99,330 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER HomeSmart Real Estate Services Michael Levine - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $140,000 $29,638 Total Project Costs $110,362 GROUNDFLOOR $99,330 $11,032 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $70,000 Purchase Date TBD Loan To ARV 71.0% Loan To Total Project Cost 90% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $140,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 3321 EAST AUDUBON ROAD, MONTGOMERY, AL 36106 The Borrower intends to use the loan proceeds to purchase the property and complete a cosmetic renovation to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the Borrower has negotiated to purchase the property for the sated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in -the-Game will not change regardless of any changes to the closing price. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No 16. to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A *, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HOMESMART REAL ESTATE SERCICES DATE OF FORMATION* 10/31/2013 FINANCIAL DATA Reporting date: 03/31/2016 PROJECTS/ REVENUE Reporting period: 2015 Value of Properties $425K Total Debt $270K Completed Projects 13 Revenue $1.5M Unsold Inventory 3 Aged Inventory 0 Gross Margin 30% PRINCIPAL Michael Levine - principal FOCUS Fix and Flip GROUNDFLOOR HISTORY* Loans Funded 0 Loans Repaid 0 On Time Repayment N/A HISTORICAL AVERAGES Reporting period: three years ending 2015 Completed Projects Per Year 15 Average Project Revenue $125K Average Project Time 2 months Average Total Project Costs $90K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-65

PROJECT SUMMARY | 15235 OAK STREET, DOLTON, IL 60419 C Rate 13% Projected Term 6 months Loan to ARV 59.3% Loan Amount $68,200 Investors 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $68,200 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Asher Investments LLC Tracy Smith - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $115,000 $37,000 Total Project Costs $78,000 GROUNDFLOOR $68,200 $9,800 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $48,000 Purchase Date TBD Loan To ARV 59.3% Loan To Total Project Cost 87% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 2 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $115,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 15235 OAK STREET, DOLTON, IL 60419 The Borrower intends to use the loan proceeds to purchase the property and complete a cosmetic renovation to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower is a new entity and does not have any assets or operating history. • A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 16 to the Offering Circular dated December 8,2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A * , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ASHER INVESTMENTS LLC DATE OF FORMATION * 01/01/2016 FINANCIAL DATA PROJECTS/REVENUE Reporting date: 03/31/2016 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 N/A PRINCIPAL Tracy Smith-principal FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $145K On Time Repayment Average Project Time Average Total Project Costs N/A 2 months $70K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-66

PROJECT SUMMARY | 819 MCKINLEY AVENUE, MUNDELEIN, IL 60060 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 9 months 63.2% $180,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & First Lien $180,000 Balloon payment-principal and interest Renovation returned on repayment / due at maturity. BORROWER La Unica Capital Investments LLC Frank Martinez - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $285,000 $81,500 Total Project Costs $203,500 GROUNDFLOOR $180,000 $23,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $128,500 Purchase Date TBD Loan To ARV 63.2% Loan To Total Project Cost 88% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $285,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 819 MCKINLEY AVENUE, MUNDELEIN, IL 60060 The Borrower intends to use the loan proceed to purchase the property and complete a cosmetic renovation to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower did not complete any projects in 2015. As such, the Borrower's average revenue, costs and margins cannot be calculated. • A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 16 to the Offering Circular dated December 8,2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. LA UNICA CAPITAL INVESTMENTS LLC DATE OF FORMATION* 10/08/2015 PRINCIPAL Frank Martinez-principal FOCUS Fix & Flip FINANCIAL DATA Reporting date: 03/31/2016 PROJECTS/ REVENUE Reporting period: 2015 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin % N/A GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 1 Average Project Revenue $165K On Time Repayment N/A Average Project Time 4 months Average Total Project Costs $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-67

PROJECT SUMMARY | 8325 DALESFORD ROAD, PARKVILLE, MD 21234 D Rate Projected Term Loan to ARV Loan Amount Investors 16% 12 months 59.5% $88,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & First Lien $88,000 Balloon payment-principal and interest Renovation returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement BORROWER Deapexx, LLC Matthew Akinyemi - principal FINANCIAL OVERVIEW After Repair Value (ARV) $148,000 $44,000 Total Project Costs $104,000 GROUNDFLOOR $88,000 $16,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $99,000 Purchase Date TBD Loan To ARV 59.5% Loan To Total Project Cost 84% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 0 1 VALUATION REPORTS As Complete (ARV) $148,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 8325 DALESFORD ROAD, PARKVILLE, MD 21234 The Borrower intends to use the loan proceed to purchase the property and complete a cosmetic renovation to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower did not complete any projects in 2015. As such, the Borrower's average revenue, costs and margins cannot be calculated. • A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 16 to the Offering Circular dated December 8,2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A * INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DEAPEXX, LLC DATE OF FORMATION * 08/24/2014 PRINCIPAL Matthew Akinyemi - principal FOCUS Fix & Flip FINANCIAL DATA Reporting date: 03/31/2016 PROJECTS/REVENUE Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 N/A GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $260K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-68

PROJECT SUMMARY | 2970 HOSKINS ROAD, MEMPHIS, TN 38114 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 62.7% $42,000 0 Purpose Loan Position Total Loan Amount Repayment Terms First Lien $42,000 Balloon payment-principal and interest Renovation returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement BORROWER Dwayne A. Jones Construction Company Dwayne Jones – principal FINANCIAL OVERVIEW After Repair Value (ARV) $67,000 $13,200 Total Project Costs $53,800 GROUNDFLOOR $42,000 $11,800 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $0 Loan To ARV 62.7% Purchase Date 04/09/2013 Loan To Total Project Cost 78% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $67,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2970 HOSKINS ROAD, MEMPHIS,TN 38114 The Borrower intends to use the loan proceeds to complete a cosmetic renovation to the property to prepare it for sale. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower acquired the property through a quitclaim transaction, where the cost basis of the property is $0. • In a quitclaim transaction, the deed contains no warranties of title or ownership. Because we require title insurance, the loan will only be originated if the title insurance company is satisfied with the title condition of the property and the title policy is sufficient to cover any defects related to the quitclaim transaction. Please see “Closing Conditions” below. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 16 to the Offering Circular dated December 8,2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A *, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DWAYNE A. JONES CONSTRUCTION COMPANY DATE OF FORMATION* 05/02/1989 PRINCIPAL Dwayne Jones – principal FOCUS New Construction FINANCIAL DATA Reporting date: 03/31/2016 PROJECTS/REVENUE Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $380K $82K 12 $260K Unsold Inventory Aged Inventory Gross Margin % 1 1 30% GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 17 $85K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $60K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

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PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.6	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.7	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.8	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.9	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.10	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.11	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.12	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.13	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.14	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.15	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.16	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.17	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.18	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.19	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 20, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief
Nick Bhargava	Financial Officer and Director (Principal Financial and	April 20, 2016
Accounting Officer)

*	Director	April 20, 2016
Sergei Kouzmine

*	Director	April 20, 2016
Bruce Boehm

*	Director	April 20, 2016
Michael Olander Jr.

*	Director	April 20, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact